As filed with the Securities and Exchange Commission on January 25, 2018

Registration No. 333-73207

Registration No. 333-59630

Registration No. 333-113550

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 2 TO FORM S-8

REGISTRATION STATEMENT NO. 333-73027

POST EFFECTIVE AMENDMENT NO. 2 TO FORM S-8

REGISTRATION STATEMENT NO. 333-59630

POST EFFECTIVE AMENDMENT NO. 3 TO FORM S-8

REGISTRATION STATEMENT NO. 333-113550

UNDER

THE SECURITIES ACT OF 1933

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-0772104
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3520 Kraft Rd, Suite 300 Naples, FL	34105
(Address of principal executive offices)	(Zip Code)

ACI WORLDWIDE, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Dennis P. Byrnes

Executive Vice President

ACI Worldwide, Inc.

3520 Kraft Rd., Suite 300

Naples, FL 34105

239-403-4600

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

EXPLANATORY NOTE

This Post-Effective Amendment (this “Post-Effective Amendment”) to each of the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) of ACI Worldwide, Inc. (the “Registrant”) is being filed to terminate all offerings under the Registration Statements and deregister any and all securities that remain unsold pursuant to the Registration Statements, in each case, solely to the extent they relate to the Registrant’s 1999 Employee Stock Purchase Plan (the “Prior Plan”):

1.	Registration Statement No. 333-73027, filed with Commission on February 26, 1999, registering 750,000 Common Shares (as adjusted to reflect the three-for-one stock split effected by the Registrant on July 10, 2014) issuable pursuant to the Registrant’s 1999 Employee Stock Purchase Plan;

2.	Registration Statement No. 333-59630, filed with Commission on April 27, 2001, registering 1,500,000 Common Shares (as adjusted to reflect the three-for-one stock split effected by the Registrant on July 10, 2014) issuable pursuant to the Registrant’s 1999 Employee Stock Purchase Plan; and

3.	Registration Statement No. 333-113550, filed with Commission on March 12, 2004, registering 2,250,000 Common Shares (as adjusted to reflect the three-for-one stock split effected by the Registrant on July 10, 2014) issuable pursuant to the Registrant’s 1999 Employee Stock Purchase Plan.

The Company is no longer issuing securities under the Prior Plan. This Post-Effective Amendment is being filed in order to deregister all Common Shares that were registered under the Registration Statements and remain unissued under the Registration Statements, in each case, solely to the extent they relate to the Prior Plan. For the avoidance of doubt, this Post-Effective Amendment will have no effect of the status of any other securities registered pursuant to any other registration statements filed by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naples, State of Florida, on January 25, 2018.

ACI WORLDWIDE, INC.

By:	/s/ Dennis P. Byrnes
Name: Dennis P. Byrnes
Title: Executive Vice President

Note: No other person is required to sign this Post-Effective Amendment in reliance on Rule 478 of the Securities Act of 1933,

as amended.